EXHIBIT INDEX

(d)(2) Investment Management Services Agreement, dated Oct. 14, 2005, between Registrant, on behalf of RiverSource Tax-Exempt High Income Fund, and RiverSource Investments, LLC.

(g)(1) Custody Agreement, dated Nov. 10, 2005, between Registrant and U.S. Bank National Association.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 11, 2006.